Exhibit 99.1

AvidXchange Announces Board Changes

--Board additions to broaden perspectives around product, platform and automation

Charlotte, N.C. – December 19, 2022 – AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (AP) automation software and payment solutions for middle market businesses and their suppliers, today announced the appointment of two new Board members: Sonali Sambhus and Asif Ramji. The addition of these two seasoned executives with a broad portfolio of experience across software and payments complexes enhances the Board’s insights around product, platform and automation initiatives.

“I am delighted to welcome such high caliber talent as Sonali and Asif join the distinguished AvidXchange Board. As we continue to execute on our product and platform roadmap, we look forward to leveraging their industry knowledge and insights in driving AvidXchange forward and seeking to unlock shareholder value for our investors,” said Co-founder, Chairman and Chief Executive Officer Michael Praeger.

Asif brings a wealth of experience through his various senior leadership roles across the payments and software ecosystem. He is currently the Founder and Chief Executive Officer at Venture Worx (a private advisory and investment management firm) and previously served as the Chief Growth Officer and Chief Product Officer at FIS (NYSE: FIS). Prior to joining FIS, he led teams in an executive capacity at Worldpay (NYSE: WP), Vantiv (NYSE: VNTV), and Paymetric where he served as president & CEO. Asif has also been recognized by EY as a national Entrepreneur of the Year award recipient for financial services.

“In my two decades of seeing various business models in the payments and software space, I am truly impressed with what AvidXchange has created. It has become a leader in the mid-market accounts payable automation and payments solutions space,” remarked Asif Ramji.

Sonali is a technology innovator and has over two-decades-plus experience in spearheading technology strategies and innovations across diverse industries. Until recently, she served as head of the Developer & ML (machine learning) Platform at Block, Inc. (formerly Square, NYSE: SQ) driving industry leading transformation and platform growth. Previously, she held executive roles at relator.com (Nasdaq: NWSA) and Vuclip, Inc. (acquired by PCCW Limited, OTCMKTS: PCCWY). Sonali was also the co-founder of 10jumps Inc., a data analytics startup which was acquired by Saggezza Inc. Before 10jumps, she spent more than a decade at Cisco Systems, where she was a co-founder of Cisco’s collaboration business. Sonali is a DEI champion, a book author, and engages in civil causes. Sonali received her MS in Computer Engineering from Rutgers University in 1999 and has earned a graduate certificate from the George Washington University School of Business and a Fintech Frameworks certification from the University of California, Berkley.

“Based on my diligence, AvidXchange is a truly scarce asset, targeting the mid-market B2B AP automation and payments space. Its differentiated business model, solid balance sheet and strong financial performance distinguish it from its peers. With a deep understanding of what it takes to stand and drive a scalable technology platform, I believe that AvidXchange has the technology, talent, roadmap and scale to capitalize on the huge opportunity in the underserved middle market accounts payable automation and payments solutions area,” said Sonali Sambhus.

Concurrent with the aforementioned additions, AvidXchange announced that Nigel Morris and Hans Morris (no relation) have resigned from the Board and any committees on which they served, effective December 15, 2022. The resignations were motivated, in part, by achievement of the Company’s initial public offering milestone and, in part, to provide them with additional time to pursue their other business interests. Both joined the AvidXchange Board in 2015 in connection with their investment in the Company’s institutional capital raise.

Neither Nigel Morris’ nor Hans Morris’ resignation is the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

“On behalf of the Board of Directors, I want to thank Nigel and Hans for their insight, dedication and impactful contributions. Since joining in 2015, their knowledge and credibility enabled us to raise capital, execute our product focus, pursue inorganic growth and execute our Initial Public Offering. Nigel’s domain expertise in the area of vendor financing led to the first generation of our invoice accelerator product. While Hans was instrumental in providing the insight and foundational guidance in pursuing mergers and acquisitions as well as preparing for our public markets debut. Both played a major role in the success that is AvidXchange today, and I am forever grateful to them for their support,” commented Michael Praeger.

About AvidXchange™

AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 8,000 businesses and it has made payments to more than 825,000 supplier customers of its buyers over the past five years. To learn more about how AvidXchange is transforming the way companies pay their bills, visit www.AvidXchange.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements generally relate to future events or our future financial or operating performance and often contain words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “future,” “likely,” “may,” “should,” “will” and similar words and phrases indicating future results. The information presented in this press release related to our expectations of future performance, including statements related to our product roadmap and cost optimization efforts, the resilience of our business model, and other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements.

Factors which could cause actual results or effects to differ materially from those reflected in forward-looking statements include, but are not limited to, the risk factors and other cautionary statements described, from time to time, in AvidXchange’s filings with the Securities and Exchange Commission (SEC), including, without limitation, AvidXchange’s Annual Report on Form 10-K and other documents filed with the SEC, which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. Any forward-looking statements made by us in this press release are based only on information currently available to us and speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.

Contacts:

Subhaash Kumar

Skumar1@avidxchange.com

813.760.2309

Olivia Sorrells
osorrells@avidxchange.com
386.848.3656